Exhibit 10.15

EXECUTION COPY

Rainier Acquisition Corp.

$150,000,000

9 1/4% Senior Subordinated Notes due 2013

PURCHASE AGREEMENT

dated August 5, 2005

Banc of America Securities LLC

J.P. Morgan Securities Inc.

ING Financial Markets LLC

PURCHASE AGREEMENT

August 5, 2005

BANC OF AMERICA SECURITIES LLC

J.P. MORGAN SECURITIES INC.

ING FINANCIAL MARKETS LLC

As Initial Purchasers

c/o Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Ladies and Gentlemen:

Introductory. Rainier Acquisition Corp., a Delaware corporation (“Rainier”) and a wholly owned subsidiary of LCI Holdco, LLC, a Delaware limited liability company (“Holdings”), proposes to issue and sell to Banc of America Securities LLC, J.P. Morgan Securities Inc. and ING Financial Markets LLC (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in Schedule A attached hereto of $150,000,000 aggregate principal amount of Rainier’s 9 1/4% Senior Subordinated Notes due 2013 (the “Notes”).

As described in the Offering Memorandum (as defined below), the Notes are being sold as part of the Transactions (as defined in the Offering Memorandum), which include the acquisition of LifeCare Holdings, Inc., a Delaware corporation (the “Company”). Concurrently with the closing of the offering of the Notes, Rainier will be merged with and into the Company (the “Merger”), and the Company will continue as the surviving corporation and a subsidiary of Holdings. As a result of the Merger, all of the obligations of Rainier under this Agreement will, by operation of law, become obligations of the Company.

The Notes will be issued pursuant to an indenture, to be dated as of August 11, 2005 (the “Indenture”), between Rainier and U.S. Bank National Association, as trustee (the “Trustee”). Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), between Rainier and the Depositary.

The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of August 11, 2005 (the “Registration Rights Agreement”), between the Company, the Guarantors (as defined below) and the Initial Purchasers, pursuant to which the

Company and the Guarantors will agree to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein, (i) a registration statement under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) relating to another series of debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its commercially reasonable efforts to cause such registration statements to be declared effective.

The payment of principal of, premium and Special Interest (as defined in the Indenture), if any, and interest on the Notes and the Exchange Notes will be fully and unconditionally guaranteed on a senior subordinated and unsecured basis, jointly and severally by (i) all of the direct and indirect subsidiaries of the Company as of the Closing Date that execute the Supplemental Indenture (as defined below), which are listed in Exhibit B attached hereto (collectively, the “Guarantors”) and (ii) any direct or indirect subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns, pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees are herein collectively referred to as the “Securities”; and the Exchange Notes and the Guarantees thereof are herein collectively referred to as the “Exchange Securities.”

Rainier understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

Rainier, with the assistance of the Company, has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated July 26, 2005 (the “Preliminary Offering Memorandum”), and has prepared and will deliver to each Initial Purchaser copies of the Offering Memorandum describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. As used herein, “Offering Memorandum” shall mean, with respect to any date or time referred to in this Agreement, Rainier’s Offering Memorandum, to be dated the date hereof, including amendments or supplements thereto, in the most recent form that has been prepared and delivered by Rainier to the Initial Purchasers in connection with their solicitation of offers to purchase Securities. Further, any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer

Information (as defined in Section 3 hereof) furnished by Rainier or the Company prior to the completion of the distribution of the Securities.

Rainier hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties.

Rainier hereby represents, warrants and covenants to each Initial Purchaser as follows:

(a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2(e) hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the offer or sale of the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) No Integration of Offerings or General Solicitation. None of Rainier, the Company, the Guarantors or their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom Rainier makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of Rainier, the Company, the Guarantors or their respective Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom Rainier makes no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of Rainier, the Company, the Guarantors or their respective Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom Rainier makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of Rainier, the Company and the Guarantors or their respective Affiliates and any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom Rainier makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c) Eligibility for Resale Under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) or quoted in a U.S. automated interdealer quotation system.

(d) The Offering Memorandum. The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to Rainier in writing by any Initial Purchaser through Banc of America Securities LLC expressly for use in the Offering Memorandum. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A. None of Rainier, the Company or any Guarantor has distributed and none of them will distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum or the Offering Memorandum.

(e) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, Rainier, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(f) The Registration Rights Agreement. At the Closing Date, the Registration Rights Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company and the Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law.

(g) The DTC Agreement. At the Closing Date, the DTC Agreement will be duly authorized, executed and delivered by Rainier.

(h) Authorization of the Securities and the Exchange Securities. The Notes to be purchased by the Initial Purchasers from Rainier are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by Rainier and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of Rainier, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. On the Closing Date, following consummation of the Merger, the Exchange Notes will have been duly and validly authorized for issuance by the Company, and, when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.

(i) Authorization of the Indenture. The Indenture has been duly authorized by Rainier and, at the Closing Date, will have been duly executed and delivered by Rainier and will constitute a valid and binding agreement of Rainier, enforceable against Rainier in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Authorization of the Supplemental Indenture. On the Closing Date, following consummation of the Merger, the supplemental indenture (the “Supplemental Indenture”) to be entered into among the Company, the Guarantors and the Trustee, pursuant to which the Company will expressly assume Rainier’s obligations under the Indenture and the Notes and the Guarantors will be added as Guarantors under the Indenture, will have been duly authorized by the Company and the Guarantors and, at the Closing Date, following consummation of the Merger, will have been duly executed and delivered by the Company and the Guarantors and will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k) Authorization of the Joinder Agreement. The joinder agreement, substantially in the form of Exhibit C annexed hereto, to be entered into by the Company and the Guarantors (the “Joinder Agreement”), will have been, on the Closing Date following consummation of the Merger, duly authorized by each of the Company and the Guarantors and will have been duly executed and delivered by each of the Company and the Guarantors and will constitute a valid and binding agreement of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(l) Description of the Securities, the Indenture and the Supplemental Indenture. The Securities, the Indenture and the Supplemental Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(m) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, subsequent to the date of the Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the financial condition or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of Rainier, or of the Company and its subsidiaries, considered as one entity; (ii) there has been no development that would reasonably be likely to result in a material delay in the consummation of the Merger (any such change or development referred to in clauses (i) and (ii) above is called a “Material Adverse

Change”); and (iii) neither Rainier nor the Company and its subsidiaries considered as one entity has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, except in each case in connection with the Transactions.

(n) Independent Accountants. To the best of Rainier’s knowledge, KPMG LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included in the Offering Memorandum are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act. To the best of Rainier’s knowledge, as of the date hereof and as of the Closing Date, the independence of such accountants has not been impaired, and any non-audit services provided by such accountants to the Company or any of its subsidiaries have been approved by the Company’s board of directors.

(o) Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The financial statements included in the Offering Memorandum comply as to form, in all material respects, with the applicable requirements of the Securities Act, other than the failure to include in such financial statements earnings per share data and pro-forma information. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions “Summary–Summary Consolidated Financial and Other Data” and “Selected Consolidated Financial and Other Data” fairly present, in all material respects, the information set forth therein on the basis stated therein.

(p) Incorporation and Good Standing of Rainier, the Company and its Subsidiaries. Each of Rainier, the Company and the Company’s subsidiaries has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization and has the power to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform the obligations under each of this Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities, the Joinder Agreement, the Indenture and the Supplemental Indenture to which it is a party. Each of Rainier, the Company and each subsidiary is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each of the Company’s subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and, upon consummation of the Transactions, will be owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim other than under the Senior Credit Facility (as defined below). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Guarantors and LifeCare Funding Company, LLC (which will be dissolved on the Closing Date).

(q) Capitalization and Other Capital Stock Matters. All of the outstanding shares of capital stock of Rainier and the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock of Rainier or the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of Rainier or the Company. Following the consummation of the Merger, all of the outstanding capital stock of the Company will be owned by Holdings, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except pursuant to the Senior Credit Facility, and there will be no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of Rainier or the Company or any of its subsidiaries other than those described in the Offering Memorandum.

As of the date hereof, all of the issued and outstanding capital stock of Rainier is owned directly by Holdings, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(r) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of Rainier, the Company nor any of its subsidiaries is in violation of its charter or bylaws, limited partnership agreement or limited liability company agreement, as the case may be, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease, license or other instrument to which any such entity is a party or by which it or any of them may be bound, or to which any of the property or assets of any such entity is subject (each, an “Existing Instrument”), except for such violations or Defaults as are described in the Offering Memorandum or would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Change. The execution, delivery and performance by each of Rainier, the Company and the Guarantors of its obligations under this Agreement, the Registration Rights Agreement, the DTC Agreement, the Joinder Agreement, the Indenture and the Supplemental Indenture, to the extent it is a party thereto, and the issuance and delivery of the Securities or the Exchange Securities, (i) will not result in any violation of the provisions of the charter or bylaws, limited partnership agreement or limited liability company agreement, as the case may be, of Rainier, the Company or any of the Company’s subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Rainier, the Company or any of the Company’s subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to Rainier, the Company or any of the Company’s subsidiaries, except, in the case of clauses (ii) and (iii), for such conflicts, breaches, Defaults, liens, charges, encumbrances or violations as are described in the Offering Memorandum or would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for either Rainier’s, the Company’s or any

Guarantors’ execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement, the Joinder Agreement, the Indenture or the Supplemental Indenture, to the extent it is a party thereto, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as have been obtained or made by Rainier, the Company and the Guarantors and are in full force and effect under the Securities Act, applicable securities laws of the several states of the United States or provinces of Canada and except such as may be required by the securities laws of the several states of the United States or provinces of Canada with respect to Rainier’s or the Company’s obligations under the Registration Rights Agreement and except as described in the Offering Memorandum or as would not be reasonably likely to result in a Material Adverse Change. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Rainier, the Company or any of the Company’s subsidiaries.

(s) No Material Actions or Proceedings. Except as otherwise disclosed in the Offering Memorandum or as would not be reasonably likely to result in a Material Adverse Change, there are no legal or governmental actions, suits or proceedings pending or, to the best of Rainier’s knowledge, threatened (i) against or affecting Rainier, the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by, Rainier, the Company or any of its subsidiaries.

(t) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expiration or loss of any of such Intellectual Property Rights would not be reasonably likely to result in a Material Adverse Change. To the best of Rainier’s knowledge, neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would be reasonably likely to result in a Material Adverse Change.

(u) Title to Properties. Except as otherwise disclosed in the Offering Memorandum, the Company and each of its subsidiaries owns or leases all such properties and assets as are necessary to the operation of their business as currently conducted.

(v) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as described in the Offering Memorandum or as would not be reasonably likely to result in a Material Adverse Change.

(w) Company Not an “Investment Company”. As of the date hereof, neither Rainier nor the Company is, and upon consummation of the Transactions, none of Rainier, the Company nor the Guarantors will be, an “investment company” within the meaning of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(x) Insurance. Except as described in the Offering Memorandum or as would not be reasonably likely to result in a Material Adverse Change, each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted (or as conducted upon and after consummation of the Transactions, as the case may be) and at a cost that would not result in a Material Adverse Change.

(y) No Price Stabilization or Manipulation. None of Rainier, the Company, any Guarantor or any of their respective affiliates has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of federal securities laws.

(z) Solvency. Immediately after giving effect to the Transactions and the application of the proceeds from the sale of the Notes, the Company and each of the Guarantors will be Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(aa) Company’s Accounting System. The Company and its subsidiaries maintain a system of internal controls over financial reporting and accounting that are sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) Compliance with Environmental Laws. Except as described in the Offering Memorandum or as would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Change: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitation, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or its subsidiaries have received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of Rainier’s or the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of Rainier’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(cc) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance with ERISA except as described in the Offering Memorandum or as would not be reasonably likely to result in a Material Adverse Change. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates except as described in the Offering Memorandum or as would not be reasonably likely to result in a Material Adverse Change. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA

Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Except as described in the Offering Memorandum or as would not be reasonably likely to result in a Material Adverse Change, neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Section 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification except as described in the Offering Memorandum or as would not be reasonably likely to result in a Material Adverse Change.

(dd) Compliance with Labor Laws. Except as described in the Offering Memorandum or as would not be reasonably likely to, individually or in the aggregate, result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of Rainier’s or the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of Rainier’s or the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of Rainier’s or the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) to the best of Rainier’s or the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(ee) Compliance with Healthcare Regulations. Except as described in the Offering Memorandum, each of the Company and its subsidiaries possesses such permits, licenses, provider numbers, certificates, approvals (including, without limitation, certificate of need approvals), consents, orders, certifications (including, without limitation, certification under the Medicare and Medicaid programs), accreditations (including, without limitation, accreditation by the Joint Commission on the Accreditation of Healthcare Organizations) and other authorizations (collectively, “Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as now being conducted and as described in the Offering Memorandum (including, without limitation, Licenses as are required (i) under such federal and state healthcare laws as are applicable to the Company and its subsidiaries and (ii) with respect to those facilities operated by the Company and its subsidiaries that participate in the Medicare and or Medicaid programs, to receive reimbursement thereunder), except where the failure to possess such Licenses or to make such declarations and filings would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Change; except as described in the Offering Memorandum, the Company and its subsidiaries are in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Change; and except as described in the Offering Memorandum, none of the Company or its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to result in a Material Adverse Change.

(ff) Related Party Transactions. Upon consummation of the Transactions, no relationship, direct or indirect, will exist between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which would be required by the Securities Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Offering Memorandum, other than (i) any employment or equity arrangements between or among the Company or its affiliates, on the one hand, and any director, officer, member or stockholder of the Company or any affiliate of the Company or any investment fund associated with The Carlyle Group, on the other hand, or (ii) any stockholder or registration rights agreements among the Company or its affiliates, on the one hand, and any director, officer, member or stockholder of the Company or any affiliate of the Company or any investment fund associated with The Carlyle Group, on the other hand. Upon consummation of the Transactions, there will be no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(gg) No Unlawful Contributions or Other Payments. Except as described in the Offering Memorandum and as would not reasonably be likely to have a Material Adverse Change, neither the Company nor any of its subsidiaries nor, to the best of Rainier’s or the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

(hh) Regulation S. Rainier, the Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom Rainier makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902. The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

(ii) Taxes; Fees. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by Rainier to the Initial Purchasers of the Securities.

(jj) Senior Credit Facility. Rainier is not aware of any fact that will prevent Rainier, on or prior to the Closing Date, from borrowing funds under the proposed senior credit facility as described in the Offering Memorandum (the “Senior Credit Facility”), in amounts that are sufficient, together with the proceeds from the other financings as described in the Offering Memorandum, including the issuance of the Notes, to consummate the Transactions.

(kk) Repayment of Existing Debt. Rainier and the Company are not aware of any fact that will prevent the Company from repaying the existing debt of the Company on the Closing Date, in the manner contemplated in the Offering Memorandum, which manner contemplates not repaying the Company’s existing capital lease obligations, with proceeds from the issuance and sale of the Securities or from the funding of the Senior Credit Facility.

(ll) No Operations. Rainier has no subsidiaries and has conducted no business prior to the date hereof other than in connection with the transactions contemplated by this Agreement and the Offering Memorandum. Rainier, as of the date hereof, owns no property or assets.

Any certificate signed by an officer of Rainier and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by Rainier to each Initial Purchaser as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. Rainier agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Notes, and the Initial Purchasers agree, severally and not jointly, to purchase from Rainier the aggregate principal amount of Notes set forth opposite their names on Schedule A, at a purchase price of 97.50% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth.

(b) The Closing Date. Delivery of certificates for the Notes in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Ropes & Gray LLP, 1251 Avenue of the Americas, New York, New York 10111 (or such other place as may be agreed to by Rainier, the Company and Banc of America Securities LLC) at 10:00 a.m. New York City time, on August 11, 2005 or such other time and date as Banc of America Securities LLC and Rainier may agree (the time and date of such closing are called the “Closing Date”).

(c) Delivery of the Securities. Rainier shall deliver, or cause to be delivered, to Banc of America Securities LLC for the accounts of the several Initial Purchasers certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as Banc of America Securities LLC may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d) Delivery of Offering Memorandum to the Initial Purchasers. Not later than 12:00 p.m., New York City time, on the second business day following the date of this

Agreement, Rainier shall deliver or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchasers shall reasonably request.

(e) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, Rainier that it is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”).

SECTION 3. Additional Covenants. Rainier further covenants and agrees with each Initial Purchaser as follows:

(a) Initial Purchasers’ Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Offering Memorandum, Rainier or the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and Rainier or the Company shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object, such objection not to be unreasonably withheld or delayed.

(b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the reasonable judgment of the Initial Purchasers or counsel for the Initial Purchasers or the Company or its counsel it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, Rainier agrees to promptly prepare (subject to Section 3 hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a Subsequent Purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with all applicable law.

Rainier hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

(c) Copies of the Offering Memorandum. Rainier agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

(d) Blue Sky Compliance. Rainier shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.

Neither Rainier nor the Company shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. Rainier will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of Rainier and the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. The net proceeds from the sale of the Securities sold by Rainier shall be applied in the manner described under the caption “Use of Proceeds” in the Offering Memorandum.

(f) The Depositary. Rainier will cooperate with the Initial Purchasers and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g) Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, and at any time when the Securities are “restricted securities” within the meaning of Rule 144(a)(3) and the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

(h) Agreement Not To Offer or Sell Additional Securities. During the period of 90 days following the date of the Offering Memorandum, neither Rainier nor the Company will, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of Rainier or the Company or securities exchangeable for or convertible into debt securities of Rainier or the Company (other than as contemplated by this Agreement or to register the Exchange Securities).

(i) Future Reports to the Initial Purchasers. For a period of 365 days following the Closing Date, if the Company is not subject to Section 13 or 15 of the Exchange Act and any Securities or Exchange Securities remain outstanding, the Company will furnish to Banc of America Securities LLC a copy of the information provided by the Company to the Trustee and to Cede & Co., the nominee of DTC and the holder of the Notes, pursuant to the reporting covenant set forth in the Indenture.

(j) No Integration. Each of Rainier and the Company will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by Rainier to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(k) No Restricted Resales. During the period of two years after the Closing Date, Rainier will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them, except for securities purchased by Rainier or any of its affiliates and resold in a transaction registered under the Securities Act and as would not otherwise violate the federal securities laws.

(l) Legended Securities. Each certificate for a Note will bear the legend contained in “Notice to Investors” in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

(m) PORTAL. Rainier will use its commercially reasonable efforts to cause the Securities when issued to be eligible for the PORTAL Market.

(n) Delivery of Agreements. Concurrently with the closing of the Merger, Rainier shall deliver, or cause to be delivered, to the Initial Purchasers the executed copies of each of (i) the Officers’ Certificate referred to herein under Section 5(e), (ii) the Registration Rights Agreement, (iii) the Supplemental Indenture and (iv) the Joinder Agreement.

Banc of America Securities LLC, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by Rainier, the Company or any of the Guarantors of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. Rainier agrees to pay all costs, fees and expenses incurred in connection with the performance of Rainier’s and the Company’s obligations hereunder, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of Rainier’s, the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred by Rainier and the Company in connection with the preparation, printing, filing, shipping and distribution of each Preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the Supplemental Indenture, the DTC Agreement and the Notes and the Guarantees, (v) all filing fees, attorneys’ fees and expenses incurred by Rainier, the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Preliminary Offering Memorandum or Offering Memorandum, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Supplemental Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies and the listing of the Securities with the PORTAL Market, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by the NASD, if any, of the terms of the sale of the Securities or the Exchange Securities, which the parties acknowledge that there will be none, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of Rainier in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by Rainier, the Company and the Guarantors of their respective other obligations under this Agreement and (x) half of all expenses incident to any “road show” for the offering of the Securities, including the cost of any chartered airplane or other transportation. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by Rainier of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 72, 76 and 100 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum.

(b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities or indebtedness of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the Securities Act.

(c) Opinion of Counsel for the Company and the Guarantors. On the Closing Date the Initial Purchasers shall have received the favorable opinion of (i) Ropes & Gray LLP,

counsel for Rainier and the Company, dated as of such Closing Date, the form of which is attached as Exhibit A-1 and (ii) counsel for each Guarantor listed on Exhibit B, dated as of such Closing Date, the form of which is attached as Exhibit A-2.

(d) Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e) Officers’ Certificate. On the Closing Date a written certificate shall have been executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants set forth in Section 1 hereof are true and correct in all material respects (except with respect to representations and warranties that are qualified as to materiality or Material Adverse Change, which are true and correct in all respects) with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) Rainier has complied with all the agreements in all material respects and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f) Bring-down Comfort Letter. On the Closing Date the Initial Purchasers shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to Section 5(a) hereof, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(g) PORTAL Listing. At the Closing Date the Notes shall have been designated for trading on the PORTAL Market.

(h) Registration Rights Agreement. The Company and each of the Guarantors shall have executed the Registration Rights Agreement.

(i) Supplemental Indenture. The Company and each of the Guarantors shall have executed the Supplemental Indenture.

(j) Joinder Agreement. The Company and each of the Guarantors shall have executed the Joinder Agreement pursuant to which the Company and each of the Guarantors will expressly assume Rainier’s obligations under this Agreement.

(k) The Depositary. At the Closing Date, the Notes will be eligible for clearance and settlement through the facilities of the Depositary.

(l) Consummation of Merger. Immediately prior to the funding of the purchase price for the Securities to be paid by the Initial Purchasers pursuant to Section 2, all conditions precedent to the consummation of the Merger contemplated by the Merger Agreement shall have been, or shall concurrently with such funding be, satisfied or waived in a manner not material and adverse with respect to holders of the Notes, and the parties to the Merger Agreement shall be prepared to consummate the Merger immediately after the receipt by Rainier of the purchase price for the Securities and the funding of the Senior Credit Facility.

(m) Funding of Senior Credit Facility. Immediately prior to the funding of the purchase price for the Securities to be paid by the Initial Purchasers pursuant to Section 2, all conditions precedent to the funding of the Senior Credit Facility shall have been, or shall concurrently with such funding be, satisfied or waived in a manner not material and adverse with respect to holders of the Notes, and the parties to the Senior Credit Facility shall be prepared to consummate the funding of the Senior Credit Facility immediately after the receipt by Rainier of the purchase price for the Securities.

(n) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to Rainier at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Initial Purchasers pursuant to Section 5 or 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of Rainier to perform any agreement herein or to comply with any provision hereof, Rainier agrees to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and Rainier, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(A) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(B) The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(C) Upon original issuance by Rainier, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear a legend substantially in the form shown in the Offering Memorandum under the caption “Notice to Investors.”

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each Initial Purchaser represents and agrees that from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR 43.0 million and (3) an annual net turnover of more than EUR 50.0 million, as shown in its last annual or consolidated accounts; or (iii) in any other circumstances which do not require the publication by Rainier of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each Initial Purchaser represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to Rainier; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to Rainier for any losses, damages or liabilities suffered or incurred by Rainier, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security (except to the extent arising out of a breach of this Agreement by the Initial Purchasers).

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchasers. Rainier agrees to indemnify and hold harmless each Initial Purchaser, its Affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, Affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Rainier by an Initial Purchaser through Banc of America Securities LLC expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that Rainier, the Company or the Guarantors may otherwise have.

(b) Indemnification of Rainier. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless Rainier, each of its directors and each person, if any, who controls Rainier within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which Rainier or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to Rainier by such Initial Purchaser through Banc of America Securities LLC expressly for use therein; and to reimburse Rainier and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by Rainier or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Rainier hereby acknowledges that the only information that the Initial Purchasers have furnished to Rainier expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in (1) the fifth paragraph on the introductory page (ii) of the Offering Memorandum, (2) the third sentence of the seventh paragraph in the section “Plan of Distribution” in the Offering Memorandum concerning the intention to make a market in the Notes and (3) the thirteenth paragraph in the section “Plan of Distribution” in the Offering Memorandum concerning stabilization transactions. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Banc of America Securities LLC in the case of Sections 8(b) and 9 hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by Rainier, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Rainier, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by Rainier, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by Rainier, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of Rainier, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Rainier, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

Rainier and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each Affiliate, director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of Rainier, and each person, if any, who controls Rainier within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as Rainier.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to Rainier if at any time: (i) trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; (iv) in the judgment of the Initial Purchasers there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchasers may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (i) Rainier to any Initial Purchaser, except that Rainier shall be obligated to reimburse the expenses of the Initial

Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to Rainier, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of Rainier and its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, Rainier, the Company or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Facsimile: (212) 901-7897

Attention: High Yield Capital Markets

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Facsimile: (212) 848-7179

Attention: Marwan Elaraby

If to Rainier:

Rainier Acquisition Corp.

c/o The Carlyle Group

520 Madison Avenue, 42nd Floor

New York, New York 10022

Facsimile: (212) 381-4990

Attention: W. Robert Dahl, Walter S. Jin, Eric Edell

With a copy to:

Ropes & Gray LLP

One International Place

Boston, MA 92110

Facsimile: 617-951-7050

Attention: Joel F. Freedman

If to the Company:

LifeCare Holdings, Inc.

c/o LifeCare Management Services LLC

5560 Tennyson Parkway

Plano, TX 75024

Facsimile: (469) 241-2199

Attention: Legal Department/General Counsel

With a copy to:

Ropes & Gray LLP

One International Place

Boston, MA 92110

Facsimile: 617-951-7050

Attention: Joel F. Freedman

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any

process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 16. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers, Rainier and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case, upon prompt written notice to the Initial Purchasers or Rainier, as applicable, either the Initial Purchasers, on the one hand, or Rainier, on the other hand, shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16. Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Rainier acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement, Rainier and each Initial Purchaser have an arms length business relationship that creates no fiduciary duty on the part of each Initial Purchaser and each expressly disclaims any fiduciary relationship.

Except as otherwise provided herein, this Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to Rainier the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

RAINIER ACQUISITION CORP.

By:	/s/ W. Robert Dahl
Name: W. Robert Dahl
Title: President

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC J.P. MORGAN SECURITIES INC. ING FINANCIAL MARKETS LLC

By:	Banc of America Securities LLC

By:	/s/ R. Sean Snipes
Name: R. Sean Snipes
Title: Managing Director